Exhibit 10.3

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Employment Agreement dated as of June 25, 2021, and effective as of July 1, 2021, is entered into between by and between Hoth Therapeutics, a Nevada corporation (the “Company”), and Jane H. Springer (the “Employee”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement (as defined herein).

WHEREAS, on November 12, 2019, the Company entered into an amended and restated employment agreement with the Employee pursuant to which the Employee serves as Vice President of Operations of the Company (the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend to the Employment Agreement to increase the Employee’s salary as set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 4.1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

4.1 Base Salary. The Company shall pay the Employee as compensation for her services hereunder, in equal semi-monthly or bi-weekly installments during the Employment Term, an annual salary of $200,000, less such deductions as shall be required to be withheld by applicable law and regulations. The Company shall review the Base Salary on an annual basis and has the right but not the obligation to increase it, but has no right to decrease the Base Salary. Employee’s annual rate of base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

2.	This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect, and the Employment Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Employment Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Employment Agreement as amended by this Amendment. This Amendment shall be construed, enforced, and governed under the internal laws of the State of New York, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first indicated above.

HOTH THERAPEUTICS, INC.

By:	/s/Robb Knie
Name: Robb Knie
Title: Chief Executive Officer

EMPLOYEE

By:	/s/Jane Springer
Jane H. Springer